Exhibit 10.4


                                      LEASE


THIS LEASE, dated this 11th day of October, 2003, by and between CAROLINA PARTNERS, LLC ("Landlord") and Regional Bankshares Inc. (Tenant), hereinafter designated in Section 1.4 hereof.

                                    ARTICLE 1
                                BASIC LEASE TERMS

1.1   Landlord:                               Carolina Partners, LLC

1.2   Landlord's Address:                     P.O. Box 165
                                              Dublin, Ohio 43017

1.3   Landlord's Telephone Number:            (614) 766-6842

1.4   Tenant:                                 Regional Bankshares Inc.

1.5   Tenant's Address:                       1 Sherington Drive Suite J
                                               Bluffton, SC  29910

1.6   Tenant's Telephone Number:              To be determined

1.7   Tenant's Store Name:                    Regional Bankshares, Inc.

1.8   Permitted Use:                          Bank

1.9   General Location of Shopping Center:    Hwy. 278 at Sheridan Park,
                                              Bluffton, SC

1.10  Size of Store:                          2190 + Square Feet
                                                   -

1.11  Location of Store:                      Suite J as designated on Exhibit
                                              "A" hereto.

1.12  Lease Term:                             3 years, to commence and terminate
                                              as set forth in Article 3 with two
                                              (2) three-year options as
                                              described in Article 1.13. If
                                              Tenant wishes to exercise a Lease
                                              Option period available under the
                                              Lease, Tenant must provide
                                              Landlord with written notice six
                                              (6) months prior to the expiration
                                              of the original lease agreement or
                                              current option period. Tenant is
                                              granted access upon signing of
                                              lease for its I.T. work.

1.13  Minimum Guaranteed Rental:

      Months 1 - 36                           $4562.50 per month ($54,750.00 per
                                              year)

      Option Months 37-72                     $4927.50 per month ($59,130.00 per
                                              year)

      Option Months 73-108                    $5292.00 per month ($63,510.00 per
                                              year)


1.14  Tenant pays the following as additional rent:

     (a)  Pro rata share of real estate taxes as set forth in Article 5.

     (b) Pro rata share of Common Area Maintenance Costs (including insurance) as set forth in Article 10.

     (c)  Any applicable sales tax on the above.

1.15 Tenant's percentage of pro-rata share of real estate taxes, common area maintenance and insurance costs: 6.55% (2190 sq. ft. out of a total of 33,450 sq. ft.)

1.16     Contents of Lease:
         Pages 1 through 17
         Articles 1 through 33

         EXHIBITS:

               A. Shopping Center Layout and Floor Plan.

               B. General Rules and Regulations.

This Article 1 is intended as a summary of certain of the terms of this Lease, which terms are more fully set forth in subsequent Articles hereof.

                                    ARTICLE 2
                                    PREMISES

2.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, a portion of a building in a shopping center located as generally described in
Section 1.9 and as shown on Exhibit A hereto (hereinafter referred to as the "Shopping Center"). Exhibit A sets forth the general layout of the Shopping Center, but is not a warranty by Landlord that the Shopping Center will be exactly as indicated.

2.2 The Demised Premises (hereinafter referred to as the "Store") is delineated on the floor plan attached hereto as Exhibit A and is the size specified in
Section 1.10 hereof.

2.3 Leasable Area shall be measured on the sides from center of partition to center of partition, but including the full width of any end wall; and on the front and rear, said measurement shall include the full width of the walls. In computing the leasable area of the Shopping Center or of the Store, no deduction shall be made for columns, partitions, stairs, or other structures or equipment.

                                    ARTICLE 3
                                   LEASE TERMS

3.1 The term of this Lease shall commence on October 15, 2004. Rent commences on December 15, 2004.

3.2 This Lease shall terminate on the last day of the month in which the 3rd anniversary of the commencement shall fall.

3.3 If Tenant wishes to exercise a Lease Option period available under the Lease, Tenant must provide Landlord with written notice six (6) months prior to the expiration of the original lease agreement or current option period.

                                    ARTICLE 4
                                      RENT

4.1 During the term of this Lease, Tenant shall pay to Landlord Minimum Guaranteed Rental as specified in Section 1.13. This rental shall be payable in advance on or before the first (1st) day of each calendar month during the term.


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

Rents which are made more than five (5) days after the due date will be subjected to a late charge of five percent (5%) of the amount due compounded monthly or Twenty-five Dollars ($25.00), whichever is greater.

                                    ARTICLE 5
                                      TAXES

5.1 Tenant agrees to pay to Landlord, as additional rent, Tenant's pro rata share of all real estate taxes or other forms of taxes, which may be levied or assessed against the land, buildings and all other improvements in the Shopping Center. Any tax year commencing during any Lease Year shall be deemed to correspond to such Lease Year. Said taxes shall be equitably prorated during the first and last Lease Years of the term of this Lease.

5.2 Tenant agrees to pay to Landlord, prior to delinquency, any and all taxes and assessments levied or assessed during the term hereof upon or against:

         (a) all furniture, fixtures, equipment, and any other personal property located within the Store;

         (b) all alterations or improvements of whatsoever kind, made by Tenant to the Store; and

         (c) the rentals or any other payments payable hereunder by Tenant to Landlord (other than Landlord's federal and state income taxes thereon), whether the obligation for the payment of such taxes shall be upon Landlord or Tenant.

5.3 Should any governmental authority require that a tax, other than the taxes above mentioned, be paid by Tenant, but collected by Landlord, for and on behalf of said governmental authority, and forwarded by Landlord to said governmental authority, the same shall be paid by Tenant to Landlord, and be collectible by Landlord, and payment thereof enforced in the same fashion as provided for the enforcement of payment of rent hereunder; and shall be deemed rent payable as billed.

5.4 Landlord shall have the unrestricted right, but not the obligation or validity to contest amount of any tax by appropriate proceedings, and if Landlord shall institute any such contest on its own volition, it shall have the unrestricted right to settle any such contest, proceeding, or action upon whatever terms Landlord may determine. In the event Landlord receives any refund of such taxes (and provided Tenant is not then in default of any of the terms of this Lease), Landlord shall credit such proportion of such refund as shall be allocable to payments of taxes actually made by Tenant (less costs, expenses and attorney's fees) against the next succeeding payments of rent.

5.5 Landlord shall notify Tenant of the amount that Landlord estimated will be the Tenant's pro rata share of real estate taxes for each Lease Year and Tenant shall pay such amount in equal monthly installments as additional rent in advance on or before the first day of each month. Within thirty (30) days following the end of each Lease Year, Landlord shall submit to Tenant a statement(s) showing the real estate taxes to be paid by Tenant with respect to such year, the amount of the resulting balance due thereon, or overpayment thereof, as the case may be. Tenant will remit to Landlord the amount of any underpayment within fifteen (15) days after the date of the aforesaid statements. In the event of any overpayment by Tenant, Landlord will remit to the Tenant the amount of any overpayment. Tenant's share of real estate taxes shall be prorated if Tenant's commencement and termination dates do not coincide with the date taxes are due.

                                    ARTICLE 6
                                    INSURANCE

6.1 Tenant agrees to secure and keep in force from the date Landlord shall deliver possession of the Store to Tenant and throughout the term of this Lease, at Tenant's own expense:



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

         (a) Comprehensive General Liability Insurance on an occurrence basis with minimum limits of liability in an amount of Five Hundred Thousand ($500,000.00) Dollars for bodily injury, personal injury or death to any one person, and One Million ($1,000,000.00) Dollars for bodily injury, personal injury or death to more than one person and One
         Hundred Thousand ($100,000.00) Dollars with respect to damage to property, including water damage and sprinkler leakage legal liability, if any;

         (b) Fire Insurance, with extended coverage and vandalism and malicious mischief endorsements, in an amount adequate to cover the full replacement value of all fixtures and contents in the Store in the event of fire or other casualty; and

         (c) Plate Glass Insurance covering all plate glass in the Store.

6.2 All Comprehensive General Liability Insurance to be procured by Tenant in pursuance of the section shall be insured in the names of and for the benefit of Tenant and Landlord, and its designee(s), by one or more responsible insurance companies satisfactory to Landlord and licensed to do business in the state where the Shopping Center is located; and at Tenant's option, such insurance may be carried under a blanket policy covering the Store and any other of Tenant's stores. All policies of insurance mentioned in this section shall contain the following endorsements: (a) that such insurance may not be cancelled or amended with respect to Landlord except upon thirty (30) days' prior written notice from the insurance company to Landlord sent by certified or register mail; (b) that Tenant shall be solely responsible for the payment of all premiums under such policy and that Landlord shall have no obligation for the payment thereof; and
(c) that in the event of payment of any loss covered by such policy, Landlord shall be paid first by the insurance company for its loss. Tenant agrees to deliver to Landlord certificates, binders or memoranda of insurance of all policies or insurance to be procured by Tenant within at least ten (10) days prior to Tenant obtaining possession of the Store under this Lease; and at least ten (10) days prior to the expiration of any such policy, Tenant shall deliver to Landlord certificates, binders or memoranda of insurance evidencing the renewal thereof.

6.3 Tenant agrees to pay Landlord, as additional rent, Tenant's pro rata share of all insurance premiums, including but not limited to fire insurance and extended coverage, and liability insurance, that may be carried by Landlord covering the Shopping Center. These payments shall be made as part of the Common Area Maintenance Costs in accordance with Article 10.

6.4 Tenant shall not suffer anything to be or remain upon or about the Store, nor carry on nor permit in the Store any trade or occupation, or suffer to be done anything which may render an increased or extra premium payable for the insurance of the Store or the Shopping Center against fire, or other perils included under standard extended coverage insurance, unless Landlord shall consent in writing, and if such consent is given, Tenant shall pay such increased or extra premium ten (10) days after Tenant shall have been advised of the amount thereof.

                                    ARTICLE 7

                                   [Reserved]



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


                                    ARTICLE 8
                                     REPAIRS

8.1 Landlord will make necessary repairs to the roof, roof structure, gutters, downspouts, exterior walls (not including glass) and foundation walls of the Shopping Center during the original or any extended term of this Lease after receiving notice from Tenant of the need for said repairs and where said repairs are not in any way occasioned through the misuse or neglect of Tenant or otherwise out of the occupancy of the Store. Where such repairs are occasioned through the misuse or neglect of Tenant or otherwise arise out of the occupancy of the Store by Tenant, its employees and/or invitees, same shall be made promptly by Tenant, at its expense.

8.2 All repairs within the Store, including storefronts, plate glass, and entry doors, shall be the responsibility of Tenant. Tenant shall keep the interior of the Store together with all electrical, heating, air conditioning, and other mechanical installations and equipment used by or in connection with the Store, in good order and replacement and repair. Landlord warrants the HVAC system for the first two years of the Lease. Tenant will not overload the electrical wiring and will not install any additional electrical wiring or plumbing unless it has first obtained Landlord's written consent thereto, and, if such consent is given, Tenant will install them at its own cost and expense. In furtherance of the above, Tenant covenants and agrees to obtain a maintenance, repair and service contract on the HVAC system, unless such maintenance service and repair are covered by a comprehensive maintenance, replacement and repair contract through Landlord, Tenant agrees, within 4 weeks of Landlord's request for evidence of such a contract covering units in Tenant's store, to either; enter into an equivalent contract; or to enter into Landlord's comprehensive contract. In the event that Tenant fails to do this, Landlord is hereby authorized to provide such services on Tenants units on a quarterly basis, and Tenant agrees to promptly pay Landlord's standard contract charges for such work.

8.3 If Tenant does not proceed to make repairs imposed upon it by this Article 8 within seven (7) days after receiving written notice from Landlord, or after receiving notice by telephone in the event of emergencies, then Landlord may, at its option, enter the Store and do the things specified in said notice, without liability on the part of Landlord; and Tenant agrees to pay promptly upon demand any reasonable cost or expense incurred by Landlord in doing such work. Landlord agrees, after written notice from Tenant, to make such repairs of which it is required and perform its obligations hereunder as promptly as reasonably possible.

                                    ARTICLE 9
                                  COMMON AREAS

9.1 All common areas and other common facilities (hereinafter collectively called "Common Areas") made available by Landlord in or about the Shopping
Center shall be subject to the exclusive control and management of Landlord, expressly reserving unto Landlord, without limitation, the right to erect and install within the parking areas, and other common areas, planters, pools, sculpture, or otherwise. "Common Areas" shall mean all areas, space, facilities, equipment, sidewalks, parking areas, driveways, landscaped areas, loading docks, if any, signs and special services from time to time made available by Landlord for the common and joint use and benefit of Landlord, the stores in and/or adjoining the Shopping Center, Tenant, and other tenants of the Shopping Center, Tenant, and their respective employees, customers, and other invitees. Landlord hereby expressly reserves the right, from time to time: to change the area, and arrangement of the parking areas and other facilities forming a part of said Common Areas; provided; however, Landlord agrees to restrict parking by tenants of the Shopping Center and their employees, agents, subtenants, concessionaires and licensees; to close temporarily all or any portion of the Common Areas for


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

the purpose of making repairs or changes thereto and to discourage non-customer parking and to establish, modify and enforce reasonable rules and regulations with respect to the Common Areas and the use to be made hereof. Landlord shall operate, manage, equip, light and maintain the Common Areas in such manner as Landlord, in its sole discretion, may from time to time determine, and Landlord shall have the sole right to employ and discharge all personnel with respect thereto. Tenant is hereby given a license (in common with all others to whom Landlord has or may hereafter grant rights) to use, during the term of this Lease, the Common Areas of the Shopping Center; provided, however, that if the size, location or arrangement of such Common Areas, or the type of facilities at any time forming a part thereof, be changed or diminished, Landlord shall not be subject to any liability therefor, nor shall Tenant be entitled to any compensation or diminution of such areas be deemed a constructive or actual eviction.

9.2 Landlord shall not be responsible for any merchandise; cash or any other valuable left in Common Areas at any time (either before, during, or after hours of operation).

                                   ARTICLE 10
                          COMMON AREA MAINTENANCE COSTS

10.1 (a) Landlord shall maintain the Common Areas in good order, conditions and repair. Tenant agrees to pay Landlord a pro rata share of the costs of the Shopping Center's Common Area Maintenance Costs. "Common Area Maintenance Costs" shall mean the total costs and expenses incurred in operating, maintaining and repairing the Common Areas, including without limitation the cost of the following: personal and real property taxes; surcharges levied upon or assessed against parking spaces or areas; payments toward mass transit or car pooling facilities or otherwise as required by federal, state or local governmental authorities; costs and expenses in connection with maintaining federal, state or local ambient air and environmental standards, and the cost of all materials, supplies, and services purchased or hired therefor; landscaping, gardening, planting, garbage collection, cleaning, painting (including line painting); decorating, paving, lighting, sanitary control, removal of trash and other refuse; heating, ventilating and air conditioning of any enclosed portions of the Common Areas; fire protection; water and sewerage charges; electrical charges applicable to Common Areas; security; the cost of all types of insurance coverages carried by Landlord covering the Shopping Center, including without limitation public liability, personal and bodily injury, and property damage liability and fire and extended coverage, vandalism and malicious mischief and all broad form coverages, sign insurance and any other insurance that may be carried by Landlord covering Shopping Center, all in limits selected by Landlord; installing and rent of signs; maintenance, repair and replacement of utility systems serving the Shopping Center, including sprinkler, water, sanitary sewer and storm water lines and other utility lines, pipes and conduits, Landlord's comprehensive maintenance, replacement and repair contract for heating, ventilating and air conditioning equipment; replacement of machinery and equipment owned and used in operation, maintenance and repair of the Common Areas, or the rental charge for such machinery and equipment; the cost of personnel (including applicable payroll taxes, workers compensation insurance and disability insurance) to implement all of the foregoing, including the policing of the Common Areas and the directing of traffic and parking of automobiles on the parking areas thereof; a management fee of not greater than 5% of the annual gross rental revenues recognized by the Landlord from the Shopping Center, and an overhead cost equal to ten percent (10%) of all such costs (but there shall be excluded initial costs of equipment and items real estate in nature and the original cost of constructing the Common Areas). Landlord may, however, cause any or all of said services to be provided by independent contractors.

10.1 (b) Landlord will notify Tenant from time to time of the amount which Landlord estimates will be the amount of the Common Area Maintenance Costs for each fiscal year, and Tenant shall pay to Landlord Tenant's pro rata share of such amount in equal monthly installments in advance on or before the first day of each month. Landlord shall submit to Tenant annually a statement showing the Common Area Maintenance Costs paid by Tenant with respect to such year, and the amount of the balance due thereon, or overpayment thereof, as the case may be. Appropriate adjustments shall thereupon be made between the parties, on demand, on the basis of such statement. Tenant shall have the right to examine Landlord's books and records at the offices of Landlord during ordinary business hours not more than once in each fiscal year for the purpose of verifying the matters set forth in the statement for the immediately preceding fiscal year.

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


10.2 Tenant shall pay to Landlord as additional rent that proportion of the Common Area Maintenance Costs of the Shopping Center as the gross leasable area of the Store shall bear to the gross leasable area of the Shopping Center.

10.3 Tenant shall be responsible for any Common Area expenses, over and above normal Shopping Center expenses, i.e., security, lighting, parking area, clean-up, etc., which are a result of Tenant's business.

                                   ARTICLE 11
                                    UTILITIES

11.1  Tenant  shall  pay  directly  to  local  utility  companies  the  cost  of electricity, fuel, and other special fees, including required deposits for utilities or services used in or for the Store. Water and sewer charges will be included in the Common Area Maintenance Costs with the exception of extraordinarily high users, who will be individually metered. Landlord shall not be liable for any interruption in the supply of any utility services to the Store, nor shall any such interruption constitute any ground for an abatement of any other rents reserved hereunder. Tenant shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits, or other facilities by which utilities are supplied to the Store.

                                   ARTICLE 12
                                   DESTRUCTION

12.1 If the Store shall be partially damaged by any casualty insurable under Landlord's insurance policy, Landlord shall, upon receipt of the insurance proceeds, repair the same, and the minimum rent shall be abated proportionately as to that portion of the Store rendered untenantable. If the Store (a) by reason of such occurrence is rendered wholly untenantable, or (b) should be damaged as a result of a risk which is not covered by Landlord's insurance, or
(c) should be damaged in whole or in part during the last two (2) years of the term, Tenant shall vacate and surrender the Store to Landlord. Tenant's liability for rent upon the termination of this Lease shall cease as of the day following the event of damage. In the event Landlord elects to repair the damage insurable under Landlord's policies, any abatement of rent shall end five (5) days after notice by Landlord to Tenant that the Store has been repaired. Nothing in this section shall be construed to abate percentage rent; but in the event Tenant's minimum rent shall have been abated pursuant to this Section 16.1, that amount of Gross Sales after which percentage rent shall be paid, as set forth in Section 1.14 hereof, shall be reduced by a percentage equal to the percentage of the Lease Year during which minimum rent was abated. If the damage is caused by the negligence of Tenant, its employees, agents or concessionaires, there shall be no abatement of rent. Unless this Lease is terminated by Landlord, Tenant shall repair and refixture the interior of the Store in a manner and to at least a condition equal to that existing prior to its destruction or casualty and the proceeds of all insurance carried by Tenant on its property and improvements shall be held in trust by Tenant for the purpose of said repair or replacement.

                                   ARTICLE 13
                                  CONDEMNATION

13.1 If the whole of the Store shall be acquired or taken by eminent domain, then this Lease shall terminate as of the date Tenant is no longer permitted to use the Store.

13.2 If any part of the Store shall be taken rendering the remaining portion unsuitable for the business of Tenant, then this Lease shall terminate as aforesaid. If such partial taking is not extensive enough to render the Store unsuitable for the business of Tenant, then this Lease shall continue in effect except that the minimum rent shall be reduced in the same proportion that the floor area of the Store taken bears to the original floor area thereof.

13.3 If more than fifty percent (50%) of the floor area of the Shopping Center shall be taken, Landlord may, by written notice, terminate this Lease and such termination is to be effective as aforesaid.

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

13.4 If this Lease is terminated as provided in this Article, rent shall be paid up to the day that Tenant is no longer permitted to use the Store and Landlord shall make an equitable refund of any rent paid by Tenant in advance.

13.5 Tenant shall not be entitled to and expressly waives all claims to any condemnation award for any taking, whether whole or partial, and whether for diminution in value of the leasehold or to the fee; provided, however, Tenant shall have the right, to the extent that the same shall not reduce Landlord's award, to claim from the condemnor, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for damage to Tenant's business and fixtures, if such claim can be made separate and apart from any award to Landlord, and without prejudice to Landlord's award.

                                   ARTICLE 14
                                MECHANIC'S LIENS

14.1 Should any mechanic's, materialmen's, or other lien be filed against the Store, the Shopping Center, or any part thereof for any reason whatsoever by reason of Tenant's acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be cancelled and discharged of record by bond or otherwise within ten (10) days after notice by Landlord.

                                   ARTICLE 15
                                    LIABILITY

15.1 Tenant shall indemnify Landlord and save it harmless from suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from or out of the use or occupancy of the Store or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, invitees, licensees or concessionaires, including the sidewalks and Common Areas and facilities within the Shopping Center development. Landlord shall indemnify Tenant and save it harmless from suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from or out of the use or occupancy of the Store or any part thereof, or occasioned wholly or in part by any act or omission of Landlord, its agents, contractors, employees, servants, invitees, licensees or concessionaires, including the sidewalks and Common Areas and facilities within the Shopping Center development.

15.2 Tenant shall store its property in and shall occupy the Store and all other portions of the Shopping Center at its own risk, and releases Landlord, to the full extent permitted by law, from all claims of every kind resulting in loss of life, personal or bodily injury or property damage. Landlord shall not be responsible or liable at any time for any loss or damage to Tenant's merchandise, equipment, fixtures or other personal property of Tenant or to Tenant's business.

15.3 Landlord shall not be responsible or liable to Tenant or to those claiming by, through or under Tenant for any loss or damage to either the person or property of Tenant that may be occasioned by or through the acts or omissions of persons occupying adjacent, connecting or adjoining premises.

15.4 Landlord shall not be responsible or liable to Tenant for any defect, latent or otherwise, in any building in the Shopping Center or any of the equipment, machinery, utilities, appliances or apparatus therein, nor shall it be responsible or liable for any injury, loss or damage to any person or to any property of Tenant or other person caused by or resulting from bursting, breakage, or by leakage, steam or snow or ice, running, backing up, seepage, or the overflow of water or sewerage in any part of said Store, or for any injury or damage caused by or resulting from acts by or resulting from any defect or act of omission in the occupancy, construction, operation or use of any of said Store, buildings, machinery, apparatus or equipment by any person or by or from the acts of negligence of any occupant of the Shopping Center.

15.5 Tenant shall give prompt notice to Landlord in case of fire or accidents in the Store or in the building of which the Store is a part, or of defects therein or any fixtures or equipment.

                                   ARTICLE 16
                                 QUIET ENJOYMENT

16.1 Tenant, upon paying the rents and performing all of the terms on its part to be performed, shall peaceably and quietly enjoy the Store, subject, nevertheless, to the terms of this Lease and to any mortgage, ground lease, or agreements to which this Lease is subordinated.

                                   ARTICLE 17
                               ACCESS TO PREMISES

17.1 Landlord shall have the right to place, maintain and repair all utility equipment of any kind, upon or under the Store as may be necessary for the servicing of the Store and other portions of the Shopping Center. Landlord shall also have the right to enter the Store to inspect or to exhibit the same to prospective purchasers and mortgagees. If, in an emergency only, Tenant shall not be present to permit entry into the Space, Landlord may enter the same by use of reasonable force without incurring liability therefor and without in any manner affecting the obligations of this Lease. The provisions of this Article shall in no wise be construed to impose upon Landlord any obligation whatsoever for the maintenance or repair of the building or any part thereof, except as otherwise herein specifically provided.

                                   ARTICLE 18
                                     DEFAULT

18.1 The following events shall be deemed to be events of default by Tenant under this Lease:

         (a) Tenant  shall fail to pay any rents or other  charges by the eighth
         (8th) day of the month as noted in Article 4 hereof;

         (b) Tenant shall fail to comply with any provision of this Lease other than payments of rent, and shall not cure such failure within thirty
         (10) days after written notice to Tenant;

         (c) Tenant shall be the subject of any action or proceeding relating to bankruptcy or insolvency as set forth in Article 23 hereof; and/or

         (d) Tenant shall desert or vacate all or any portion of the Store or fail to take possession and open for business within the time required by this lease.

18.2 Upon the occurrence of any of such events of default, Landlord shall have the option of pursuing any one or more of the following remedies, without notice or demand:

         (a) Terminate this Lease, in which event Tenant shall immediately surrender the Store to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy, enter upon and take possession of the Store and remove Tenant and any other person who may be occupying said Store, by force, if necessary, without being liable for prosecution or any claim of damages therefor; and Tenant agrees to pay Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Store on satisfactory terms or otherwise;

         (b) Enter upon the Store by force, if necessary, without being liable for prosecution or any claim for damages, and so whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses including reasonable attorney's fees which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action. Pursuit or non-pursuit of the foregoing remedies shall not constitute a waiver of any default or preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy constitute a forfeiture or waiver of any rent or damages accruing to Landlord. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Store, allowance shall be made for the expense of repossession and repairs by Landlord following repossession.

                                   ARTICLE 19
                            BANKRUPTCY OR INSOLVENCY

19.1 If at any time after the date of this Lease (whether prior to the commencement of or during the term of this Lease), any of the following shall occur:

         (a) The institution of any proceedings in bankruptcy, insolvency or reorganization against Tenant pursuant to any federal or state law now or hereafter enacted, or the appointment of any receiver or trustee for all or any portion of Tenant's business or property, or the issuance of any execution or attachment against Tenant or any of Tenant's business or property or against the leasehold estate created hereby, and any of such proceedings, process or appointment be not discharged and dismissed within thirty (30) days from the date of such filing, appointment or issuance; or

         (b) The entry of a decree or order for relief by a court having jurisdiction in the Premises in respect of Tenant in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Tenant or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) days consecutive days; or

         (c) The commencement by Tenant of a voluntary case under the federal bankruptcy laws, as nor constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of Tenant or for any substantial part of its property, or the making by it of any assignments for the benefit of creditors, or the failure of Tenant generally to pay its debts as such debts become due, or the taking of action by Tenant in preparation for or in furtherance of any of the foregoing; shall be deemed to constitute and shall be construed as a repudiation by Tenant's obligations hereunder and shall cause this Lease ipso facto to be cancelled and terminated, without thereby releasing Tenant; and upon such termination, Landlord shall have the immediate right to re-enter the Store and to remove all persons and property therefrom and this Lease shall not be treated as an asset of the Tenant's estate and neither the Tenant nor anyone claiming by, through or under Tenant by virtue of any law or any order of any court, shall be entitled to the possession of the Store or to remain in the possession thereof. Upon the termination of this Lease, as aforesaid, Landlord shall have the right to retain as partial damages, and not as a penalty, any prepaid rents and any security deposited by Tenant hereunder and Landlord shall also be entitled to exercise such rights and remedies to recover from Tenant damages, unless any statute or rule of law governing the proceedings in which such damages are to be proved shall lawfully limit the amount of such claims capable of being so proved, in which case Landlord shall be entitled to recover, as and for liquidated damages, the maximum amount which may be allowed under any such statute or rule or law. As used in this Article, the term "Tenant" shall be deemed to include Tenant and its successors and assigns, and the guarantor of Tenant's obligations under this Lease, if any.

                                   ARTICLE 20
                                 ATTORNEY'S FEES

20.1 In the event that either party hereto brings legal action against the other arising out of this Lease, each party will be responsible for own attorney's fees and other costs unless the legal action is deemed frivolous by the Court.

                                   ARTICLE 21
                      SUBORDINATION AND NOTICE TO MORTGAGEE

21.1 Tenant shall, upon Landlord's request, subordinate this Lease to any lien placed by Landlord upon the Shopping Center of which the Store forms a part, with an insurance company, bank, or any other institutional lender, provided that such lender agrees that if Tenant is not then in default under this Lease, this Lease shall not terminate as a result of the foreclosure of such lien, and Tenant's rights under this Lease shall continue in full force and effect and Tenant's possession be undisturbed except in accordance with the provisions of this Lease. Tenant will, upon request of such lienholders, be a party to such an agreement, and will agree that if such lienholder succeeds to the interest of Landlord, Tenant will recognize said lienholder (or successor-in-interest of the lienholder) as its Landlord under the terms of this Lease.

Tenant agrees that in the event that such institutional lender shall request that the Lease be modified as a condition precedent to its making a loan on the Shopping Center of which the Store forms a part, Tenant shall consent to the making of such modifications, provided that it does not make changes to the terms and conditions, as such institutional lender shall reasonably request. In the event that Tenant should refuse to make any such changes requested by such institutional lender, Landlord shall have the option of canceling this Lease, in which event it shall become null and void and neither party hereto shall have any further obligations to the other.

21.2 Anything in this Lease to the contrary notwithstanding Tenant agrees that it will not terminate this Lease because of Landlord's default in the performance hereof until Tenant has first given written notice to Landlord and to the holder of any mortgage (provided Tenant has been notified of such mortgagee's name and address) specifying the nature of any such default by Landlord and allowing Landlord and such mortgage holder, or either of them, thirty (30) days after date of such notice to cure such default or a reasonable period of time in addition thereto if circumstances are such that said default cannot reasonably be cured within said thirty (30) day period.

21.3 In the event that Tenant refuses to comply with the obligations so stated in 21.1 or 21.2 or refuses to sign any Estoppel Certificate and Subordination Attornment and Non-Disturbance Agreement as required by such institutional lender, Landlord shall have the option of canceling this Lease, in which event it shall become null and void and neither party hereto shall have any further obligations to the other.

                                   ARTICLE 22
                                ATTORNEY-IN-FACT

22.1 In the event Tenant shall fail or refuse to execute and deliver to Landlord the documents that may be required to evidence the intent of Article 21 and any other Article requiring the signature of Tenant within ten (10) days after Landlord's written request therefor, Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver such instruments for and in the name of Tenant, or Landlord may treat such failure on the part of Tenant as an "Event of Default" within the meaning of Article 18 of this Lease.

                                   ARTICLE 23
                            ASSIGNMENT AND SUBLETTING

23.1 Tenant shall not assign this Lease in whole or in part or sublet all or any part of the Store, nor permit other persons to occupy the Store or any part thereof, nor grant any license or concession for all or any of the Store, without the written consent of Landlord. In the event Landlord approves Tenant's request to sublet and Tenant sublets the Premises for an amount greater than the amount Tenant is required to pay for said Premises, then all additional rent shall accrue to Landlord. Any consent by Landlord to an assignment or subletting of this Lease shall not constitute a waiver of the necessity of such consent for subsequent assignment or subletting and shall not relive Tenant of liability hereunder. An assignment for the benefit of Tenant's creditors or otherwise by operation of law shall not be effective to transfer or assign Tenant's interest under this Lease unless Landlord shall have first consented thereto in writing. Notwithstanding the above, it is understood and agreed that Tenant may assign this Lease without Landlord's consent, at any time during the term of this Lease to any parent corporation or wholly-owned subsidiary corporation of Tenant or to the surviving corporation in connection with a merger or consolidation or a reorganization or sale between Tenant and any of its subsidiaries, provided, however, Tenant shall notify Landlord of any such assignment. Approval to assign this Lease shall not be unreasonably withheld by Landlord and such assignment shall relive original Tenant (assignor) of all terms and conditions of this Lease.

                                   ARTICLE 24
              TENANT'S IMPROVEMENTS, INSTALLATIONS AND ALTERATIONS

24.1 Tenant shall fully equip the Store with all trade fixtures and equipment, lighting fixtures, furniture, furnishings, and floor coverings, and any other fixtures and equipment necessary for the proper operation of Tenant's business, all of which shall be completely new or refurbished.

24.2 In the event Tenant engages in the preparation of food or baked goods, Tenant agrees, at the Tenant's own expense: (a) to install dry chemical extinguishing devices (such as ansul) approved by the local fire insurance rating organization and Landlord's insurance carriers, and to keep such devices in good working order and repair and regularly serviced under a maintenance agreement as may be required by Landlord or by such fire insurance rating organization or carriers; (b) to keep and maintain all exhaust ducts and filters in a clean condition; (c) to place and store Tenant's garbage and refuse; and
(d) to install within or without the Store, as may be required by governing codes, a grease trap of a pattern and make approved in writing by Landlord, and to keep and maintain the same in a clean and sanitary condition and in good working order and repair. In the event Tenant engages in the use, sale or storing of flammable or combustible materials, Tenant agrees to install and maintain similar chemical extinguishing devices referred to in subdivision (a) above. In the event gas is used in the Store, Tenant agrees to install a proper gas cut-off valve. If Tenant shall fail to install any such devices referred to in this Article and/or to subscribe to the servicing thereof, Landlord shall have the right to enter the Store to make such necessary installations and charge the cost of same and/or the servicing thereof to Tenant, as additional rent hereunder.

24.3 Tenant may make nonstructural alterations or improvements to the interior of the Store in a good and workmanlike manner in conformity with all laws, ordinances, and regulation of public authorities having jurisdiction thereof. Tenant shall not make any alterations to the foundation, roof, exterior, walls, gutters and downspouts, or any structural portions of the Store without first obtaining the written consent of Landlord. All installations and improvements made by Tenant in or about the Store shall remain the property of Tenant during the term of this Lease; provided, however, that any and all such installations and improvements shall become the property of Landlord and shall remain upon and be surrendered with the Store as a part thereof at termination of this Lease.

24.4 If during the term of this Lease, or at the termination thereof, Tenant removes any equipment or trade fixtures, Tenant, at its expense, will repair any structural damages, including walls, floors or roof and wall secure any gas, electrical or water hook-ups to the satisfaction of Landlord.


                                   ARTICLE 25
                            DELIVERY AT END OF LEASE

25.1 Any holding over after the expiration of this term or any renewal term shall be construed to be a tenancy from month to month at the rents herein specified, and shall otherwise be on the terms herein specified so far as applicable.

                                   ARTICLE 26
                                  FORCE MAJEURE

26.1. Landlord and/or Tenant, as the case may be, shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or caused beyond Landlord's or Tenant's control which shall include without limitation all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire and other casualty, inability to obtain any material services or financing or through acts of God, but only to the extent that such events occur prior to the commencement date of this Lease.

                                   ARTICLE 27
                               WAIVER OF LIABILITY

27.1 Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the land and buildings comprising the Shopping Center of which the Store forms a part for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease to be observed and/or performed by Landlord; subject, however, to the prior rights of any ground or underlying landlords or the holder of any mortgage covering the Shopping Center; and no other assets of the Landlord shall be subject to levy, execution as collateral security for a loan, upon such conveyance or transfer, Landlord (and in the case of any subsequent conveyances or transfers, the then grantor or transferor) shall be entirely released and relieved for all liability with respect to the performance of any covenants and obligations on the part of Landlord to be performed hereunder from and after the date of such conveyance or transfer, provided that any amounts then due and payable to Tenant by Landlord (or by the then grantor or transferor) or any other obligations then to be performed by Landlord (or by the then grantor or transferor) or such payment or performance assumed by the grantee or transferee; it being intended hereby that the covenants and obligations on the part of Landlord to be performed hereunder shall be binding on Landlord, its successors and assigns only during and in respect of their respective periods of ownership of an interest in the Shopping Center or in this Lease. This provision shall not be deemed, construed or interpreted to be or constitute an agreement, express or implied, between Landlord and Tenant that the Landlord's interest hereunder and in the Shopping Center shall be subject to impressment of an equitable lien or otherwise.

                                   ARTICLE 28
                                CORPORATE TENANTS

28.1 If Tenant is or will be a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State in which the Shopping Center is located, and that the person or persons executing this Lease on behalf of Tenant is an officer or are officers of such Tenant, and that he or they as such officers are duly authorized to sign and execute this Lease.

                                   ARTICLE 29
                                    RECORDING

29.1 Tenant shall not record this Lease, but will at the request of Landlord, execute a memorandum thereof in recordable form specifying the date of commencement and expiration of the term of this Lease and other information required by statute. Either Landlord or Tenant may then record said memorandum of Lease.

                                   ARTICLE 30
                                     NOTICES

30.1 Any notice to be given or served in connection with this Lease shall be in writing and be delivered via certified mail, return receipt to: PO Box 2255, Hartsville, SC 29551. All rent and other payments shall be sent to Landlord's address set forth in Section 1.2, unless Tenant shall be directed otherwise in writing by Landlord.

                                   ARTICLE 31
                               GENERAL CONDITIONS

31.1 Any sum accruing to Landlord and Tenant under the provisions of this Lease which shall not be paid when due shall bear interest at the rate of ten percent (10%) per annum from the date written notice specifying such nonpayment is served upon the defaulting party until paid.

31.2 If any term, covenant, condition or restriction of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected thereby.

31.3 Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent except as set forth in Article 22, or of partnership, or of joint venture, or of any other association between the parties other than that of Landlord and Tenant.

31.4 All reference to the term of this Lease shall include any extension of such term.

31.5 Time is of the essence of the performance of each provision of this Lease.

31.6 The waiver of performance of any covenant, term or condition of this Lease by Landlord or Tenant shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition.

31.7 Any reference to pro-rate share contained in this Lease shall be defined as the gross leasable area of the Store divided by the gross leasable area of the Shopping Center, as shown in Exhibit A, excluding any expansions to the Shopping Center.

31.8 This Lease, including the Exhibits, Riders and/or Addendum, if any, attached hereto, sets forth the entire agreement between the parties hereto or their representatives are merged herein and extinguished.


                                   ARTICLE 32
                                     SIGNAGE

32.1 Landlord must approve all Tenant signage (with the exception of signs located wholly within demising portions of the Stores) in writing prior to fabrication and installation. All signage to be constructed shall be at Tenant's sole cost and expense. All exterior signage must match the existing tenants' signage, including color, size, depth and style.

32.2 Tenant is allowed usage of marque sign along Route 278. This is a single use marque sign used by former tenant of this space. Sign needs prior Landlord approval.

                                   ARTICLE 33
                                SECURITY DEPOSIT

33.1 Upon execution of this Lease agreement, Tenant has deposited with Landlord a Security Deposit in the amount of Four Thousand sixty two and 50/100 ($4562.50) Dollars, receipt of which is not yet acknowledged. Said deposit shall be held by Landlord without liability for interest as security for the faithful performance by Tenant of all the terms and conditions of this Lease by said Tenant to be observed and performed. Landlord shall have no obligation to maintain such deposit in a segregated account and may use or commingle the same with other funds.

33.2 If any of the rents herein reserved or any other such sum payable by Tenant to Landlord shall be overdue and unpaid or should Landlord make payments on behalf of the Tenant, or Tenant shall fail to perform any of the terms of this Lease, then Landlord may, at its option and with prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply said entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of rent or additional rent or loss of damage sustained by Landlord due to such breach on the part of the Tenant and Tenant shall forthwith upon demand restore said Security Deposit to the original sum deposited. Should Tenant comply with all of said terms and promptly pay all of the rentals as they fall due and all other sums payable by Tenant to Landlord, said Security Deposit shall be returned in full to Tenant within thirty (30) days after termination of Lease.

In WITNESS WHEREOF, the parties hereto have executed this Lease on the date first above written.

                              [SIGNATURES OMITTED]

                                    EXHIBIT B
                          GENERAL RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts, vestibules, corridors, halls, delivery alleys and courtyards shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress to and from the respective stores (with the exception of authorized "kiosks"), without the prior written consent of Landlord.

2. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the respective stores, without prior written consent of Landlord.

3. No sign, signal, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the respective stores, without the prior written consent of Landlord. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability and may charge any expense incurred in such removal to the Tenants violating this rule.

4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air shall not be covered or obstructed by any Tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

5. No show cases, sales tables, merchandise displays, signs or other articles shall be put in front of or affixed to any part of the exterior of the building, nor placed in the halls, common passageways, corridors or vestibules without the prior written consent of Landlord. This rule does not pertain to the Tenant's interior space.

6. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who (or whose servants, employees, agents, visitors, or licensees) shall have caused the same.

7. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or released from the respective stores.

8. No space in the Shopping Center shall be used for the sale of merchandise, goods or property of any kind at auction.

9. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Shopping Center or those having business within them, whether by the use of any musical instrument, amplified sound, unmusical noise, whistling, or singing, or in any other way. No tenant shall throw anything out of the doors, windows or skylights down the passageways.

10. No tenant, nor any of tenant's servants, employees, agents, visitors or licensees, shall at any time bring or keep in the respective stores any flammable, combustible or explosive fluid, chemical or substance. This rule does not apply to materials used and/or consumed in the Tenant's day-to-day business operations as long as the materials are stored in a safe and appropriate manner.

11. Each tenant must, upon the termination of his tenancy, restore to Landlord all keys of stores, offices, and toilet rooms either furnished to, or otherwise procured by tenant, and in the event safes, closets, or other lockable permanent fixtures are installed in the respective store, give all keys or combinations thereto to Landlord at the termination of the Lease.

12. The respective stores shall not be used for lodging or sleeping or for any immoral or illegal purpose.


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

13. All boxes must be broken down before being placed in dumpsters. All plastic bags, wrapping paper, loose materials, etc., must be secured in boxes or tied in bags prior to emptying into dumpster.

14. The requirements of each tenant will be attended to only upon application to the Landlord's local mall operations manager. Landlord's employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord's mall operations manager.

15. Canvassing, soliciting, and distribution of handbills other than in the respective stores is prohibited and each tenant shall cooperate to prevent the same.

16. There shall not be used in any space, or in the public halls of the building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires.





























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